UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2024

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award Agreements

On July 2, 2024, the Company’s Board approved forms of award agreements to be used for the grant of stock options and restricted stock units to directors, executive officers, employees and consultants under the Company’s 2023 Plan (the “Award Agreements”). The Award Agreements were adopted in order to facilitate the Company’s grant of equity awards with a variety of terms and vesting criteria as permitted by the 2023 Plan. The forms of Award Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7.

The forms of Award Agreements include provisions that provide the following:

The exercise price of an option may be paid in any combination of: cash; check; by the delivery of shares of common stock then owned by the optionee (or by attestation of such ownership); or via cashless exercise.

If a participant’s employment or service to the Company is terminated, outstanding vested and unvested awards will be subject to the following treatment:

Reason for Termination	Effect on Awards

Death or Disability	All outstanding awards will immediately vest

For Cause Termination	All outstanding awards, whether or not vested, earned or exercisable, will be forfeited

Voluntary Termination	Unvested, unearned or unexercisable awards will be forfeited.

For Company non-employee directors, upon a Sale Event occurring during an optionee’s service to the Company, all outstanding awards will immediately vest.

For Company employees, upon termination of an optionee’s service to the Company on an involuntary basis without Cause (as defined in the Award Agreement) or on a voluntary basis with Good Reason (as defined in the Award Agreement) within twelve months following a Sale Event, all outstanding awards will immediately vest.

For Company officers, upon termination of an optionee’s service to the Company on an involuntary basis without Cause (as defined in the Award Agreement) one month prior or twelve months following a Sale Event or on a voluntary basis with Good Reason (as defined in the Award Agreement) within twelve months following a Sale Event, all outstanding awards will immediately vest.

The foregoing summary of the Award Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Award Agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 and incorporated herein by reference.

Item 5.05       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 2, 2024, the Company approved and adopted an updated Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company. The Code supersedes the existing Code of Business Conduct and Ethics adopted by the Board.

The Code has been updated to modernize its language and structure, promote mitigation of risk with Company personnel, and better reflect changes in the Company’s day-to-day operations and work environment.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Agreement for initial grants for non-employee directors under the iBio Omnibus Incentive Plan
10.2	Form of Non- Qualified Stock Option Agreement for non-employee consultants under the iBio Omnibus Incentive Plan
10.3	Form of Non-Qualified Stock Option Agreement for annual grants for non-employee directors under the iBio Omnibus Incentive Plan
10.4	Form of Non-Qualified Stock Option Agreement for employees under the iBio Omnibus Incentive Plan
10.5	Form of Restricted Stock Unit Award Agreement for employees under the iBio Omnibus Incentive Plan
10.6	Form of Incentive Stock Option Agreement for employees under the iBio Omnibus Incentive Plan
10.7	Form of Incentive Stock Option Agreement for officers under the iBio Omnibus Incentive Plan
14.1	Code of Business Conduct and Ethics
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: July 9, 2024	By:	/s/ Marc Banjak
Name: Marc Banjak
Title: General Counsel and Corporate Secretary